Exhibit 99.1

Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, VA 20191

July 26, 2006

Ronald L. Rossetti, Sr.
Riverside Capital Partners
100 Carteret Street
Beaufort, SC 29902

Dear Ron:

We are pleased to offer you this employment agreement (the “Agreement”) with Tier Technologies, Inc. (“Tier”). For purposes of this Agreement, the term “Company” means Tier, all corporate subsidiaries and other companies affiliated with Tier, and their successors and assigns.

We value you and the leadership, vision, and commitment you bring to the Company. We are excited by the prospect of having you as a key member of our leadership team.

The terms and conditions of this Agreement are set forth below.

1. General – Under this Agreement, your employment started as of May 26, 2006 and as of May 31, 2006, you shall serve as our President and Chief Executive Officer (collectively, “CEO”). As CEO, you shall report to the Board of Directors of Tier. You shall also continue to serve as a member and Chaiman of the Board of Directors.

2. Term – The term of employment under this Agreement (“Term of Employment”) shall commence on May 26, 2006, and end on May 25, 2007. Notwithstanding the preceding provisions of this paragraph 2, the Company reserves the right to terminate your employment and the Term of Employment at any time. Your employment and the Term of Employment also may terminate for other reasons (such as your resignation, death, or disability). The consequences of the termination of your employment are specified in paragraph 10 (“Termination Of Employment”).

3. Duties And Responsibilities – Subject to the provisions of paragraph 10(c) (“Termination For Good Reason”), you shall serve as CEO, and you shall perform all duties incidental to such position, shall devote such time as is necessary to perform such duties, shall cooperate fully with the Board, and shall work cooperatively with the other officers of the Company. You shall perform the duties assigned to you, and otherwise conduct yourself, in a manner reasonably calculated in good faith by you to promote the best interests of the Company.

4. Location — During the Term of Employment, you shall perform services for the Company at such locations as necessary or appropriate for the discharge of your responsibilities under this Agreement.

5. Base Salary – During the Term of Employment, your base salary shall be Fifty Thousand dollars ($50,000.00) per month.

6. Bonus Opportunities – During the Term of Employment, the Company shall provide you with a bonus of Fifty Thousand dollars ($50,000.00) per month, with the unpaid portion of the bonus for the Term accelerated and paid in a lump sum upon the hiring of a new CEO or a Change in Control (as defined in Exhibit C) during the Term or otherwise as set forth herein.

7. Option Grant – You shall receive an option to purchase Three Hundred Thousand (300,000) shares of Tier common stock at an exercise price equal to the fair market value per share as of the grant date as established under The Tier Technologies, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Stock Option”). The Stock Option shall be vested as to fifty percent (50%) of the shares subject to the Stock Option at the grant date and shall become vested with respect to an additional twenty five percent (25%) of the shares subject to the Stock Option at the end of each three-month period following the date of your employment, provided you have remained as the CEO or as otherwise provided in Section 10. The terms of the option grant are set forth in the stock option agreement attached hereto as Exhibit A, which is incorporated herein by reference. Your rights under the option following the termination of your employment shall be governed by the stock option agreement in Exhibit A. The Company shall give strong consideration to making an additional stock option grant to you at an appropriate time in the future.

As soon as practicable after your written request and at such time as the Company is again in compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall file a registration statement on Form S-8 with the Securities Exchange Commission to cover the resale of the shares which may be acquired by you upon exercise of the Stock Option, provided the Company is eligible to file such registration statement.

8. Benefits And Perquisites – (a) Benefits –. During the Term of Employment, to the extent permitted by the terms of the respective plan, you shall not be entitled to, and shall waive the right to, participate in any employee benefit plans other than the Company’s stock option plans and such other plans in which you participate as a member of the Board. You shall be provided office space, technological devices and staff assistance appropriate for your position or desirable for the performance of your duties and responsibilities. The Company shall pay your legal costs up to a maximum of fifteen thousand dollars $15,000.00 of preparing and negotiating this Agreement and any related agreements.

(b) Perquisites – In addition, you shall receive the following perquisites:

(1)	Company Automobile: You shall be eligible to use a Company automobile for business and personal travel.

(2)	Home Office Equipment: You shall be provided for business use with home office equipment (e.g., computer, fax machine, business line with long distance, and internet access) which must be returned to the Company at the termination of your employment.

(3)	Cellular Telephone: You shall be provided with cellular telephone equipment and service for business use which must be returned to the Company at the termination of your employment.

(4)	Apartment: You shall provided with an apartment or hotel accommodations in Reston, Virginia.

The specifics of the above arrangements shall be subject to approval by the Compensation Committee.

9. Excise Tax Gross-Up – Under certain circumstances you may become entitled to a gross-up payment with respect to the excise tax imposed by section 4999 of the Internal Revenue Code (the “Code”). The terms governing the gross-up payment are set forth in Exhibit B, which is incorporated herein by reference.

10. Termination Of Employment – (a) Voluntary Termination By You Other than for Good Reason– (1) You may terminate your employment under this Agreement without Good Reason by giving the Board 30 calendar days’ written notice of your intention. In such event, you shall be entitled to your accrued base salary and any other accrued benefits and perquisites through the date of your termination (the “Accruals”), and Tier shall have no further obligation under this Agreement.

(2) You may exercise any vested stock options in accordance with the terms of the option agreements relating to termination of employment.

(b) Termination Due To Death Or Disability – If, during the Term of Employment, you terminate employment because of death or Disability (as defined under the Company-sponsored long-term disability plan),

(1)	The Company shall pay the Accruals and make a lump-sum cash severance payment to you equal to the remainder of your base salary and bonus for the Term.

(2)	Your unvested stock options shall immediately vest, and you may exercise all then-outstanding stock options at any time up to the earlier of (i) the fifth anniversary of the date your employment terminates or (ii) the expiration of the option;

provided that if you terminate employment because of death, your rights under this subparagraph (b) shall pass to your estate or a beneficiary that you have designated in writing (and in a form and manner acceptable to the Company) before your death.

(c) Termination For Good Reason – (1) You may terminate your employment under this Agreement for Good Reason by giving the Board 30 calendar days’ written notice of your intent to so terminate, setting forth in reasonable detail the facts and circumstances deemed to provide a basis for such termination. For purposes of this Agreement, “Good Reason” has the meaning prescribed by Exhibit C, which is incorporated herein by reference.

(2) Notwithstanding the foregoing, Tier shall have 15 calendar days from its receipt of such notice to cure the action specified in the notice. In the event of a cure by Tier within the 15-day period, the action in question shall not constitute Good Reason.

(3) Except as provided in subparagraph (c)(2), above, upon the lapse of the 30 calendar days’ notice period, the Good Reason termination shall take effect, and your obligation to serve Tier, and Tier’s obligation to employ you, under the terms of this Agreement shall terminate simultaneously, and you shall be deemed to have incurred an Involuntary Termination Without Cause, with the consequences described in subparagraph (d), below.

(d) Involuntary Termination Without Cause – The Company may terminate your employment under this Agreement at any time and for any reason. However, if the Company terminates your employment for any reason other than Cause (as defined in subparagraph (e), below), such termination shall be deemed an Involuntary Termination Without Cause by the Company, and you shall be entitled to receive the following payments and benefits:

(1)	The Company shall pay to you the Accruals and make a lump-sum cash severance payment to you equal to the remainder of your base salary and bonus for the Term.

(2)	Your unvested stock options shall immediately vest, and you may exercise all then-outstanding stock options at any time up to the earlier of (i) the later of the fifth anniversary of the date your employment terminates or 3 months after termination of your services as a Board member, consultant or advisor of the Company or (ii) the expiration of the option

(e) Involuntary Termination For Cause – (1) Nothing in this Agreement prevents the Company from terminating your employment under this Agreement for Cause. In the event of your termination for Cause, the Company shall pay you your full Accruals, through the date of your termination, and the Company shall have no further obligations under this Agreement.

(2) For purposes of this Agreement, “Cause” is defined as (i) incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to you that has a material adverse affect on the Company; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 11 (“Covenants”), as determined by the Board in its reasonable discretion, or (ii) commission of any felony of which you are finally adjudged guilty by a court of competent jurisdiction.

(3) If the Company terminates your employment for Cause, the Company shall provide you with a written statement of the grounds for such termination within 10 business days after the date of termination.

(f) Termination Following Hiring of New CEO – (1) Because your employment is on an interim basis, your employment under this Agreement shall terminate 30 calendar days following the hiring by the Company of a new CEO. During that 30 calendar day period, you shall be expected to assist the new CEO with his or her transition to the position.

(2) Upon the lapse of the 30 day period following the hiring of the new CEO, termination under this subsection (f) shall take effect, and your obligation to serve Tier, and Tier’s obligation to employ you, under the terms of this Agreement shall terminate simultaneously, and you shall be deemed to have incurred an Involuntary Termination Without Cause, with the consequences described in subparagraph (d), above;

11. Covenants – In consideration for the benefits and agreements described above, you agree to comply with the covenants set forth in Exhibit D hereto, which is incorporated herein by reference.

12. Nonduplication Of Benefits – No provision of this Agreement shall require the Company to provide you with any payment, benefit, or grant that duplicates any payment, benefit, or grant that you are entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement.

13. Other Company Plans – Except to the extent otherwise explicitly provided by this Agreement, any awards made to you under any Company compensation or benefit plan or program shall be governed by the terms of that plan or program and any applicable award agreement thereunder as in effect from time to time.

14. No Deemed Waiver – Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

15. Taxes – The Company may withhold from any benefits payable under this Agreement all taxes that the Company reasonably determines to be required pursuant to any law, regulation, or ruling. However, it is your obligation to pay all required taxes on any amounts and benefits provided under this Agreement, including the benefits provided to you pursuant to paragraph 8(b) (“Perquisites”), regardless of whether withholding is required; provided that if you recognize income for income tax purposes as a result of the Company’s payment of certain costs under the last sentence of paragraph 8(a) or your use of an apartment in accordance with paragraph 8(b)(4) (“Apartment”), regardless of whether you recognize such income before or after your employment terminates, the Company shall make a tax gross-up payment to you based on the additional tax liability that you incur by reason of your recognition of such income.

16. Governing Law – To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

17. Assignment – The obligations of Tier hereunder shall be the obligations of any and all successors and assigns of Tier. Tier may assign this Agreement without your consent to any company that acquires all or substantially all of the stock or assets of Tier, or into which or with which Tier is merged or consolidated. You may not assign this Agreement, and no person other than you (or your estate) may assert your rights under this Agreement.

18. Severability – The agreements contained herein shall constitute a separate agreement independently supported by good and adequate consideration, and shall each be severable from the other provisions of the Agreement and such release. If an arbitrator or court of competent jurisdiction determines that any term, provision, or portion of this Agreement or such release is void, illegal, or unenforceable, the other terms, provisions, and portions of this Agreement or such release shall remain in full force and effect, and the terms, provisions, and portions that are determined to be void, illegal, or unenforceable shall either be limited so that they shall remain in effect to the extent permissible by law, or such arbitrator or court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this Agreement and such release.

19. Additional Remedies – In addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Agreement may have, you acknowledge that

(a)	The covenants incorporated in paragraph 11 (“Covenants”) are essential to the continued good will and profitability of the Company;

(b)	Irreparable damage to the Company shall result in the event that the covenants incorporated in paragraph 11 (“Covenants”) are not specifically enforced and that monetary damages will not adequately protect the Company from a breach of these paragraphs of the Agreement;

(c)	If any dispute arises concerning the violation by you of the covenants incorporated in paragraph 11 (“Covenants”), an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith;

(d)	Such covenants shall continue to apply after any expiration, termination, or cancellation of this Agreement; and

(e)	Your material breach of any of such covenants shall result in your immediate forfeiture of all rights (other than the Stock Option) under this Agreement to the extent provided herein.

20. Survival – The provisions of paragraphs 11 (“Covenants”) through 23 (“Entire Agreement”) shall survive the Term of Employment. Any obligations that the Company has incurred under this Agreement to provide benefits that have vested under the terms of this Agreement, the obligation in the second paragraph of Section 7, and, to the extent set forth in the stock option agreement in Exhibit A, the Stock Option shall likewise survive the Term of Employment.

21. Arbitration – If a dispute arises between Tier and you concerning this Agreement, or in any way relating to your employment by Tier and/or the termination thereof, the disputed matter shall first be submitted to mandatory mediation, such mediation to be conducted in the City of Reston, Virginia pursuant to the then-current rules of the Judicial Arbitration and Mediation Services (“JAMS”) by a mediator affiliated with JAMS, or by such other mediator as is mutually agreeable to the parties. If the mediation does not successfully resolve such dispute, then the dispute shall be submitted to mandatory, final, and binding arbitration in the City of Reston, Virginia in accordance with the employment arbitration rules of the American Arbitration Association (“AAA Rules”). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the disputed matter. The arbitrators shall apply the law of the Commonwealth of Virginia in making any determination hereunder. Notwithstanding anything to the contrary which may now or hereafter be contained in the AAA Rules, the parties agree any such arbitration shall be conducted before a panel of three arbitrators, who shall be compensated for their services at a rate to be determined by the American Arbitration Association in the event the parties are not able to agree upon their rate of compensation. Each party shall have the right to appoint one arbitrator (to be appointed within twenty days of the notice of a dispute to be resolved by arbitration hereunder), and the two arbitrators so chosen shall mutually agree upon the selection of third, impartial arbitrator. The majority decision of the arbitrators will be final and conclusive upon the parties hereto. The parties hereby acknowledge and agree that final binding arbitration shall be the sole and exclusive means of resolving any such dispute, that they waive all rights to a civil court action, and that the dispute shall be fully and finally resolved by the arbitrators and shall not be resolved by a jury or a court. Notwithstanding the above, you acknowledge that a violation of paragraph 11 of this Agreement would inflict irreparable harm upon Tier and that Tier shall therefore be entitled, in addition to its other rights and remedies, to enforce, by injunction or decree of specific performance, your obligations set forth in paragraph 11.

22. Application of Section 409A of the Code - To the extent Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), applies to any compensation or other benefit payable under this Agreement, this paragraph 22 applies, and to the extent that it conflicts with any other provision of the Agreement, it supersedes such conflicting provisions. If Section 409A does not apply to any compensation or other benefits payable under this Agreement, this paragraph 22 shall have no effect.

(a) In General: This paragraph 22 is intended to comply with the provisions of Section 409A, and it shall be interpreted, operated, and administered in a manner consistent with these intentions. The parties agree to amend this agreement if necessary to avoid Section 409A’s adverse tax consequences.

(b) Timing of Benefit Payments: If the Executive is a “specified employee” (within the meaning of Section 409A), all amounts payable under the Agreement as cash severance that are subject to Section 409A shall be paid in a lump-sum on the date that is six months following the Executive’s “separation of service” (within the meaning of Section 409A), or on the date of the Executive’s death, if earlier. Otherwise, such amounts shall be payable in a lump sum on the date of the Executive’s separation from service or on the date of the Executive’s death, if earlier. For purposes of this paragraph 22, a payment must be made during the same calendar year as the required payment date or, if later, by the 15th day of the third calendar month following the required payment date, or otherwise in accordance with Section 409A.

23. Entire Agreement – Except for the terms of the compensation and benefit plans in which you participate, this Agreement, including the Exhibits hereto, sets forth the entire understanding of you and the Company, and supersedes all prior agreements and communications, whether oral or written, between Tier and you regarding the subject matter of this Agreement.

Sincerely yours,

TIER TECHNOLOGIES, INC.
By: /s/T. Michael Scott
Name: T. Michael Scott
Title: Director

I agree to the terms described above.

Ronald L. Rossetti, Sr.

Attachments: Exhibit A – Option Grant

Exhibit B – Excise Tax Gross-Up

Exhibit D – Good Reason

Exhibit E – Covenants

EXHIBIT B

Excise Tax Gross-Up

1. Gross-Up Payment – If any payment or benefit received or to be received by you from the Company pursuant to the terms of the Agreement to which this Exhibit B is attached or otherwise (the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed by section 4999 of the Internal Revenue Code (the “Code”) as determined in accordance with this Exhibit B, the Company shall pay you, at the time specified below, an additional amount (the “Gross-Up Payment”) such that the net amount that you retain, after deduction of the Excise Tax on the Payments and any federal, state, and local income tax upon the Gross-Up Payment (but not upon the Payments) and the Excise Tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by you with respect thereto, shall be equal to the total present value (using the applicable federal rate (as defined in section 1274(d) of the Code) in such calculation) of the Payments at the time such Payments are to be made.

2. Calculations – For purposes of determining whether any of the Payments shall be subject to the Excise Tax and the amount of such excise tax,

(a)	The total amount of the Payments shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the excise tax, except to the extent that, in the written opinion of independent counsel selected by Tier and reasonably acceptable to you (“Independent Counsel”), a Payment (in whole or in part) does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code, or such “excess parachute payments” (in whole or in part) are not subject to the Excise Tax;

(b)	The amount of the Payments that shall be subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of “excess parachute payments “ within the meaning of section 280G(b)(1) of the Code (after applying clause (a), above); and

(c)	The value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of section 280G(d)(3) and (4) of the Code.

3. Tax Rates – For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of your residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

4. Time of Gross-Up Payments – The Gross-Up Payments provided for in this Exhibit C shall be made upon the earlier of (a) the payment to you of any Payment or (b) the imposition upon you, or any payment by you, of any Excise Tax.

5. Adjustments to Gross-Up Payments – If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax is less than the amount previously taken into account hereunder, you shall repay the Company, within 30 days of your receipt of notice of such final determination or opinion, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax or a federal, state, and local income tax deduction) plus any interest received by you on the amount of such repayment, provided that if any such amount has been paid by you as an Excise Tax or other tax, you shall cooperate with the Company in seeking a refund of any tax overpayments, and you shall not be required to make repayments to the Company until the overpaid taxes and interest thereon are refunded to you.

6. Additional Gross-Up Payment – If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within 30 days of the Company’s receipt of notice of such final determination or opinion.

7. Change In Law Or Interpretation – In the event of any change in or further interpretation of section 280G or 4999 of the Code and the regulations promulgated thereunder, you shall be entitled, by written notice to Tier, to request a written opinion of Independent Counsel regarding the application of such change or further interpretation to any of the foregoing, and Tier shall use its best efforts to cause such opinion to be rendered as promptly as practicable.

8. Fees And Expenses – All fees and expenses of Independent Counsel incurred in connection with this Exhibit B shall be borne by Tier.

9. Survival – The Company’s obligation to make a Gross-Up Payment with respect to Payments made or accrued before the end of the Term of Employment shall survive the Term of Employment.

10. Defined Terms – Except where clearly provided to the contrary, all capitalized terms used in this Exhibit B shall have the definitions given to those terms in the Agreement to which this Exhibit B is attached.

EXHIBIT C

Good Reason

For purposes of the Agreement to which this Exhibit C is attached (the “Agreement”), “Good Reason” means any of the following events:

(1)	The Company materially breaches a term or condition of the Agreement.

(2)	(a) Your key responsibilities as Chief Executive Officer are significantly diminished other than as the result of the Company hiring a new CEO, or (b) a “Change in Control” occurs. For purposes of this Agreement, “Change in Control” shall mean:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of Tier under an employee benefit plan of Tier, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Tier representing 50% or more of (A) the outstanding shares of common stock of Tier or (B) the combined voting power of Tier’s then-outstanding securities;

(ii) Tier is party to a merger or consolidation, or series of related transactions, which results in the voting securities of Tier outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of Tier or such surviving or other entity outstanding immediately after such merger or consolidation;

(iii) the sale or disposition of all or substantially all of Tier’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(iv) the dissolution of liquidation of Tier.

Except where clearly provided to the contrary, all capitalized terms used in this Exhibit C shall have the definitions given to those terms in the Agreement.

EXHIBIT D

Covenants

1. Interference With Business Relations – During the period of your employment with the Company, and for a period ending with the expiration of 12 months following your termination of employment for any reason from the Company, you shall not, without the written consent of the Board:

(a)	recruit or solicit any employee of the Company for employment or for retention as a consultant or service provider;

(b)	hire or participate (with another company or third party) in the process of hiring (other than for the Company) any person who is then an employee of the Company, or provide names or other information about Company employees to any person or business (other than the Company) under circumstances that could lead to the use of that information for purposes of recruiting or hiring;

(c)	interfere with the relationship of the Company with any of its employees, agents, or representatives;

(d)	solicit or induce, or in any manner attempt to solicit or induce, any client, customer, or prospect of the Company (1) to cease being, or not to become, a customer of the Company or (2) to divert any business of such customer or prospect from the Company; or

(e)	otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any of its customers, clients, prospects, suppliers, consultants, or employees.

2. Return Of Property; Intellectual Property Rights – You agree that on or before your termination of employment for any reason with the Company, you shall return to the Company all property owned by the Company or in which the Company has an interest, including files, documents, data and records (whether on paper or in tapes, disks, or other machine-readable form), office equipment, credit cards, and employee identification cards. You acknowledge that the Company is the rightful owner of any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks that you may have originated or developed, or assisted in originating or developing, during your period of employment with the Company, where any such origination or development involved the use of Company time or resources, or the exercise of your responsibilities for or on behalf of the Company. You shall at all times, both before and after termination of employment, cooperate with the Company in executing and delivering documents requested by the Company, and taking any other actions, that are necessary or requested by the Company to assist the Company in patenting, copyrighting, or registering any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks, and to vest title thereto in the Company.

3. Proprietary And Confidential Information – You shall at all times preserve the confidentiality of all proprietary information and trade secrets of the Company, except to the extent that disclosure of such information is legally required. “Proprietary information” means information that has not been disclosed to the public and that is treated as confidential within the business of the Company, such as strategic or tactical business plans; undisclosed financial data; ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software, or related information; documents relating to regulatory matters and correspondence with governmental entities; undisclosed information concerning any past, pending, or threatened legal dispute; pricing and cost data; reports and analyses of business prospects; business transactions that are contemplated or planned; research data; personnel information and data; identities of users and purchasers of the Company’s products or services; and other confidential matters pertaining to or known by the Company, including confidential information of a third party that you know or should know the Company is bound to protect.

4. Definitions – Except where clearly provided to the contrary, all capitalized terms used in this Exhibit D shall have the definitions given to those terms in the Agreement to which this Exhibit D is attached.